EXHIBIT 24.1

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints jointly and severally, Jong S. Whang and Bradley C. Anderson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a registration statement or registration statements on Form S-3, any and all amendments (including pre-effective and post-effective amendments) to such registration statement(s) and any registration statement and amendments thereto for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same document.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the dates set forth below.

Signature	Title	Date
/s/ Jong S. Whang Jong S. Whang	Chairman and Chief Executive Officer (principal executive officer)	February 7, 2011
/s/ Bradley C. Anderson Bradley C. Anderson	Vice President - Finance and Chief Financial Officer (principal financial officer)	February 3, 2011
/s/ Robert T. Haas Robert T. Haas	Chief Accounting Officer (principal accounting officer)	February 3, 2011
/s/ Michael Garnreiter Michael Garnreiter	Director	February 3, 2011
/s/ Robert F. King Robert F. King	Director	February 3, 2011
/s/ Egbert Jan Gert Goudena Egbert Jan Gert Goudena	Director	February 6, 2011
/s/ Alfred W. Giese Alfred W. Giese	Director	February 3, 2011
/s/ Dr. Jeong Mo Hwang Dr. Jeong Mo Hwang	Director	February 3, 2011